                                                                      EXHIBIT 21
PNC BANK CORP.
SCHEDULE OF CERTAIN SUBSIDIARIES +
(AS OF FEBRUARY 29, 1996)

                                               STATE OR OTHER JURISDICTION OF
     NAME                                      INCORPORATION OR ORGANIZATION
-------------------------------------------------------------------------------
PNC Bancorp, Inc.                              Delaware
  Midlantic Bank, N.A.*                        United States
  PNC Bank, Delaware*                          Delaware
  PNC Bank, FSB                                United States
  PNC Bank, Indiana, Inc.*                     Indiana
  PNC Bank, Kentucky, Inc.*                    Kentucky
  PNC Bank, National Association *             United States
  PNC Bank, New England *                      Massachusetts
  PNC Bank, Ohio, National Association         United States
  PNC Mortgage Bank, National Association*     United States
  PNC National Bank*                           United States


PNC Holding Corp.                              Delaware
  Alpine Indemnity Limited                     Grand Cayman, B.W.I.
  CastleInternational Asset Management         United Kingdom
    Limited
  Lenders Life Insurance Company               Arizona
  Midlantic Commercial Leasing Corp.           New York
  Midlantic Funding Corp.                      New Jersey
  Parkway Management Inc.*                     New Jersey
  Pittsburgh National Life Insurance           Arizona
    Company
  PNC Equity Management Corp*                  Pennsylvania
  PNC Capital Corp.                            Delaware
  PNC Commercial Corp                          Florida
  PNC Venture Corp                             Delaware
  PNC ESOP Funding Corporation                 Delaware
  PNC Financial Services, Inc.                 Kentucky
  PNC Funding Corp                             Pennsylvania
  PNC Investment Corp. *                       Delaware
  PNC Management Services Corp                 Delaware
  PNC Realty Holding Corp *                    Pennsylvania
  PNC Realty Company, Ohio                     Ohio
  PNC Securities Corp                          Pennsylvania
  PNC Trust Company of New York                New York
  PNC Asset Management Corp.                   Pennsylvania
  The Central Bancorp Financial, Inc.          Delaware

    + All active first tier subsidiaries of the Corporation's two primary subsidiary holding companies, PNC Bancorp, Inc. and PNC Holding Corp., have been listed. Not all of such subsidiaries are "significant subsidiaries" within the meaning of Rule 1-02(v) of Regulation S-X.

    * The names of the subsidiaries of the indicated entities are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.